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                                                                     Exhibit 4.9


                         BROKER-DEALER SELLING AGREEMENT
                                 FOR THE SALE OF
                         12% SUBORDINATED NOTES DUE 2004
                            ISSUED BY PAWNMART, INC.



         By our signature to this Broker-Dealer Selling Agreement, we agree with PawnMart, Inc. (the "Issuer") and Massie Capital, Ltd. (the "Managing B/D) to the following terms governing the offering and sale (the "Offering") of 12% Subordinated Notes Due 2004 (the "Notes") which is issued on the terms and conditions described in the Prospectus dated January 15, 1999 (as so amended and supplemented, the "Prospectus").


1. We agree to act as a participating Broker-Dealer in connection with the Offering of the Notes by the Issuer.

2. We agree to solicit subscriptions for the purchase of Notes from qualified persons on the terms and conditions set forth herein and in the Prospectus. In connection therewith, we agree to comply with the terms and conditions of this Agreement and we agree to use our best efforts to solicit subscriptions for the Notes from purchasers acceptable to the issuer.

3. We will obtain from each purchaser a duly executed and authorized Subscription Agreement, the form of which is shall be as supplied by Issuer (the "Subscription Agreement"). Each Subscription Agreement shall be supplied to the Issuer for review and acceptance or rejection. We will make every reasonable effort to be assured that each person who may be offered or sold Notes meets the suitability standards set forth in the Prospectus and that an investment in said Notes is appropriate to such person's investment objectives and financial situation. In connection therewith, we will obtain and preserve information from each investor that indicates that the investor meets such suitability standards and shall, upon request by the Issuer, make copies of such information available to the Issuer.

4. We understand that the Issuer may reject any subscriptions for any reason, and we agree that any such rejection of a subscription obtained by us or on our account shall be deemed not to be a sale made by us or on our account. We acknowledge that each subscriber's check shall be made payable: (a) during the Subscription Escrow period, to the "Escrow Agent" as designated by Issuer; and (b) following the satisfaction of all requirements for the release of subscription funds by the Escrow Agent as stated in the Subscription Escrow Agreement and as required by SEC Rule 15c2-4, to the Issuer as "PawnMart, Inc." All checks shall be processed to as to assure that they shall be deposited in Subscription Escrow account or the Company's account, as the case may be, by noon of the business day following receipt of such check.



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5.       We understand that we are not authorized to act as agent for the Issuer in any connection or transaction or in any other matter, and we agree that we will not act as agent or purport to do so. Any act to be performed by us with respect to the Offering shall be as an independent contractor.

6. We are not partners with any other dealer and the obligations of ourselves and of any other dealers are several and not joint.

7. Subject to the terms and conditions contained in this Agreement, we will be paid a commission on Notes sold by us while acting as Broker-Dealer pursuant to this Agreement, which commission will be calculated as stated on Schedule "A" which is attached to this Agreement. We understand that commissions will be paid by the Managing B/D within ten (10) days following the receipt by the Managing B/D of the commissions due on such sales from the Issuer and that the acceptance of such funds, and the payment of commissions due on such sales, is subject to all terms and conditions herein, in the Prospectus, and in the Subscription Agreement. Further, we understand that a minimum subscription amount has been established and must be achieved before investor funds will be released to the Issuer of before any commissions will be paid or issued to us. We agree to bear our own expenses (including attorneys fees) incurred in connection with the Offering, including expenses incurred in the solicitation of sales of Notes.

8.       We hereby acknowledge receipt of the Prospectus dated January 15, 1999.

9. The Issuer will furnish us with any further amendment or supplement to the Prospectus.

10. We represent that we are appropriately registered as a broker-dealer in all states in which we will conduct business and are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). We agree not to solicit subscriptions for the Notes that will result in a violation of the securities laws of the United States, or of any state, or any rule or regulation thereunder, or of any rules of any securities exchange.

11. We represent that there is not now pending or threatened against us any action or proceeding of which we have been advised, either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning activities as a broker or dealer, nor have we been named as a "cause" in any such action or proceeding.

12. In the event any action or proceeding of the type referred to in paragraph 11 shall be instituted or threatened against us at any time, or in the event there shall be filed by or against us in any court pursuant to any federal, state, local or municipal statute a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of assets, or if we make an assignment for the benefit of creditors, we shall immediately notify in writing thereof and the Issuer shall have the right to terminate this Agreement.


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13.      Upon request, the Issuer will inform us as to the states in which the
         Issuer has been advised by counsel that the Notes have been qualified for sale under the respective state securities laws, but the Issuer does not assume any responsibility or obligation as to our right to sell the Notes in any state. We understand and agree that under no circumstances will we engage in any activities hereunder in any jurisdiction (a) in which the Issuer has not informed us that the Notes is qualified for sale under the applicable securities laws, or (b) in which we may not lawfully so engage.

14. We confirm that our commitment to use our best efforts to solicit subscriptions for the Notes will not result in a violation of the securities laws of the United States, including but not limited to the Securities Act of 1933, as amended (the "Act") or any rule or regulation thereunder, or the securities laws of any state in which we will conduct business or any rule or regulation thereunder, or of any rules of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or governmental authority and agree to indemnify the Issuer for any and all damages and liabilities resulting from the same.

15.      We represent that in connection with the Offering:

         A. We will comply in all respects with (i) the provisions of this Broker-Dealer Agreement, and (ii) the Issuer's policies and procedures for firms engaging in the solicitation of sales of the Notes;

         B. We will comply with any applicable limitations in the manner of offering the Notes as required by the Act and applicable state securities laws;

         C. Prior to making any sale, we will have reasonable grounds to believe, after making reasonable inquiry, that each purchaser meets the requirements of the Act; i.e., that each purchaser either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

         D. No owner, partner, director, or officer of our Broker-Dealer firm has within the last five (5) years been subject to any of the following administrative or judicial actions (by the Securities and Exchange Commission or any state securities commission):

                  1.       Registration Stop Order (Issuance of Securities);

                  2.       Securities related felony conviction;

                  3.       Securities related administrative order;

                  4.       Any administrative order involving fraud or deceit;
                           or

                  5.       Securities related injunction;



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         E.       We have no current effective administrative order revoking a securities exemption; and

         F.       We have not been suspended, censured or expelled by the NASD.

         We agree to indemnify and hold the Issuer and the Managing Broker/Dealer, their officers, directors and employees, harmless from any costs associated with claims arising or alleged to arise out of a breach of the foregoing representations, which representations and indemnity shall survive the termination of this agreement.

16. Subject to the conditions set forth below, the Issuer agrees to indemnify and hold us harmless, and each person, if any, who controls or is employed by us within the meaning of Section 15 of the Securities Act of 1933, as follows:

                  (1) Against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in the Prospectus (as amended and supplemented), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (2) Against any loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any untrue statement or omission or any alleged untrue statement or omission (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the Issuer's written consent.

         In no case shall the Issuer be liable with respect to claims made against us unless the Issuer shall be notified, by letter or by telegram confirmed by letter, of any action commenced against us within a reasonable time after we shall have been served with a summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Issuer shall not relieve the Issuer from any liability which it shall have otherwise than on account of this indemnity agreement. The Issuer shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to it. If the Issuer elects to assume the defense of any such suit and retain counsel, we shall bear the fees and expenses of any additional counsel thereafter retained by us.



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17.      This Agreement may be terminated by either party at any time by written notice to that effect sent to the other party at the address shown in this Agreement. An attempt to assign any rights and obligations under this Agreement shall constitute automatic termination of this Agreement.

18. The representations and warranties set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either of us and will survive termination of this Agreement and the delivery of and payment for the Shares.

19. Any notice from the Issuer to us at the address set forth below shall be deemed to have been duly given if mailed, or if communicated by telegraph or telephone and subsequently confirmed in writing to us.

20. This Agreement may be modified only by a writing signed by the parties hereto.

21. NOTWITHSTANDING THE PLACE WHERE THE AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN. FOR PURPOSES OF ANY LAWSUIT OR OTHER PROCEEDING IN RESPECT TO THIS AGREEMENT, THE UNDERSIGNED HEREBY SUBMIT AND CONSENT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF TEXAS, TARRANT COUNTY.





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     We have indicated our confirmation of this Agreement by executing and delivering it to the Issuer in duplicate. If accepted, the Issuer will execute this Agreement, whereupon it shall constitute a binding contract between us.


Dated this         day of                     , 1999.
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Broker-Dealer (Please Print)

By:
   ------------------------------------------

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(Print Name)

CRD #                               Tax ID #
      ---------------------------           --------------------------

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Address

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City, State, Zip Code


PAWNMART, INC. ("ISSUER")                  MASSIE CAPITAL, LTD. ("MANAGING B/D")

By:                                        By:
   ----------------------------------         ----------------------------------

-------------------------------------      -------------------------------------
(Print Name)                               (Print Name)


Date Accepted:                             Date Accepted:
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